© 2025 Fannie Mae DRAFT Financial Supplement Q4 and Full Year 2024 February 14, 2025 EXHIBIT 99.2

2024 Financial Supplement 2© 2025 Fannie Mae DRAFT ▪ Some of the terms and other information in this presentation are defined and discussed more fully in Fannie Mae's Form 10-K for the year ended December 31, 2024 ("2024 Form 10-K"). This presentation should be reviewed together with the 2024 Form 10-K, which is available at www.fanniemae.com in the "About Us—Investor Relations—SEC Filings" section. Information on or available through the company's website is not part of this supplement. ▪ Some of the information in this presentation is based upon information from third-party sources such as sellers and servicers of mortgage loans. Although Fannie Mae generally considers this information reliable, Fannie Mae does not independently verify all reported information. ▪ Due to rounding, amounts reported in this presentation may not sum to totals indicated (i.e., 100%), or amounts shown as 100% may not reflect the entire population. ▪ Unless otherwise indicated, data is as of December 31, 2024 or for full year 2024. Data for prior years is as of December 31 or for the full year indicated. ▪ Note references are to endnotes, appearing on pages 26 to 30. ▪ Terms used in presentation CAS: Connecticut Avenue Securities® CIRT™: Credit Insurance Risk Transfer™ CRT: Credit risk transfer DSCR: Weighted-average debt service coverage ratio DTI ratio: Debt-to-income ("DTI") ratio refers to the ratio of a borrower's outstanding debt obligations (including both mortgage debt and certain other long-term and significant short-term debts) to that borrower's reported or calculated monthly income, to the extent the income is used to qualify for the mortgage DUS®: Fannie Mae's Delegated Underwriting and Servicing program LTV ratio: Loan-to-value ratio MSA: Metropolitan statistical area MTMLTV ratio: Mark-to-market loan-to-value ratio, which refers to the current unpaid principal balance of a loan at period end, divided by the estimated current home price at period end OLTV ratio: Origination loan-to-value ratio, which refers to the unpaid principal balance of a loan at the time of origination of the loan, divided by the home price or property value at origination of the loan REO: Real estate owned by Fannie Mae because it has foreclosed on the property or obtained the property through a deed-in-lieu of foreclosure TCCA fees: Refers to revenues generated by the 10 basis point guaranty fee increase the company implemented on single-family residential mortgages pursuant to the Temporary Payroll Tax Cut Continuation Act of 2011 ("TCCA") and as extended by the Infrastructure Investment and Jobs Act, the incremental revenue from which is paid to Treasury and not retained by the company UPB: Unpaid principal balance

2024 Financial Supplement 3© 2025 Fannie Mae DRAFT Table of Contents Overview 5 - 12 Single-Family Business 14 - 19 Multifamily Business 21 - 24 Endnotes 26 - 30

© 2025 Fannie Mae DRAFT Overview

Corporate Highlights

Summary of 2024 and Q4 2024 Financial Results

(Dollars in millions)	2024	2023	Variance	Q4 2024	Q3 2024	Variance
Net interest income	**$28,748**	$28,773	$(25)	**$7,182**	$7,275	$(93)
Fee and other income	**321**	275	46	**115**	66	49
Net revenues	**29,069**	29,048	21	**7,297**	7,341	(44)
Benefit (provision) for credit losses	**186**	1,670	(1,484)	**(321)**	27	(348)
Fair value gains (losses), net	**1,821**	1,304	517	**842**	52	790
Investment gains (losses), net	**(38)**	(53)	15	**(10)**	12	(22)
Non-interest expense:						
Administrative expenses[1]	**(3,619)**	(3,445)	(174)	**(947)**	(884)	(63)
Legislative assessments	**(3,766)**	(3,745)	(21)	**(949)**	(948)	(1)
Credit enhancement expense[2]	**(1,641)**	(1,512)	(129)	**(406)**	(411)	5
Change in expected credit enhancement recoveries	**194**	(193)	387	**5**	89	(84)
Other expenses, net[3]	**(937)**	(1,118)	181	**(332)**	(225)	(107)
Total non-interest expense	**(9,769)**	(10,013)	244	**(2,629)**	(2,379)	(250)
Income before federal income taxes	**21,269**	21,956	(687)	**5,179**	5,053	126
Provision for federal income taxes	**(4,291)**	(4,548)	257	**(1,049)**	(1,009)	(40)
Net income	**$16,978**	$17,408	$(430)	**$4,130**	$4,044	$86
Total comprehensive income	**$16,975**	$17,405	$(430)	**$4,127**	$4,047	$80
Net worth	**$94,657**	$77,682	$16,975	**$94,657**	$90,530	$4,127
Net worth ratio[4]	**2.2 %**	1.8 %		**2.2 %**	2.1 %	

2024 Key Highlights

In 2024, we continued our unwavering focus on serving the U.S. mortgage market, improving our safety and soundness, and enhancing our financial position

- Provided $381 billion of liquidity to the single-family and multifamily mortgage markets
- Helped approximately 1.4 million households buy, refinance, or rent a home
- Delivered $17 billion of annual net income and our twenty-eighth quarter of consecutive positive earnings
- Grew net worth by $17 billion to nearly $95 billion, and built regulatory capital by $18 billion
- Achieved a 31.7% efficiency ratio
- Recognized $3.8 billion in expenses we pay to Treasury, HUD and FHFA for TCCA fees, affordable housing funds and FHFA assessments
- Ended 2024 with a $4.1 trillion guaranty book of business and $4.3 trillion in assets
- Our single-family conventional guaranty book of business is $3.6 trillion in size, 77% of the underlying mortgages are below a 5% interest rate, and the book has a weighted-average mark-to-market LTV ratio of 50%, a weighted average FICO credit score of 753[28] and a serious delinquency rate of 0.56%
- Our multifamily guaranty book of business is $500 billion in size and has a weighted-average OLTV ratio of 63%, DSCR of 2.0 and a serious delinquency rate of 0.57%
- Appointed a new COO and two new board members

© 2025 Fannie Mae

2024 Financial Supplement 5

Selected Financial Data

Selected Financial Data

(Dollars in millions)

As of December 31,	2024	2023	2022	2021	2020
Cash and cash equivalents	$ 38,853	$ 35,817	$ 57,987	$ 42,448	$ 38,337
Securities purchased under agreements to resell	15,975	30,700	14,565	20,743	28,200
Investments in securities, at fair value	79,197	53,116	50,825	89,043	138,239
Mortgage loans, net of allowance for loan losses	4,138,006	4,135,631	4,114,436	3,968,242	3,653,892
Total assets	**$ 4,349,731**	**$ 4,325,437**	**$ 4,305,288**	**$ 4,229,166**	**$ 3,985,749**
Debt of Fannie Mae	139,422	124,065	134,168	200,892	289,572
Debt of consolidated trusts	4,088,675	4,098,653	4,087,720	3,957,299	3,646,164
Total liabilities	**$ 4,255,074**	**$ 4,247,755**	**$ 4,245,011**	**$ 4,181,809**	**$ 3,960,490**
Total Fannie Mae stockholders' equity	**$ 94,657**	**$ 77,682**	**$ 60,277**	**$ 47,357**	**$ 25,259**
Credit loss reserves[53]	**$ (7,730)**	**$ (8,760)**	**$ (11,465)**	**$ (5,774)**	**$ (10,798)**
Credit loss reserves as a percentage of guaranty book of business:					
Single-family[54]	0.15 %	0.18 %	0.26 %	0.15 %	0.30 %
Multifamily[55]	0.48 %	0.44 %	0.43 %	0.17 %	0.32 %

For the Year Ended December 31,	2024	2023	2022	2021	2020
Net income	**$ 16,978**	**$ 17,408**	**$ 12,923**	**$ 22,176**	**$ 11,805**
Return on assets[56]	0.39 %	0.40 %	0.30 %	0.54 %	0.32 %
Efficiency ratio[57]	31.7 %	33.0 %	26.7 %	27.5 %	34.5 %

© 2025 Fannie Mae

2024 Financial Supplement 6

2024 Financial Supplement 7© 2025 Fannie Mae DRAFT State Growth Rate: 0.00% to 2.49% 2.50% to 4.99% 5.00% to 7.49% >7.50% 30-year FRM rate(5) 30-year Fannie Mae MBS par coupon rate 10-year Treasury Rate R at e (a s of p er io d en d) 6.7% 3.9% 3.5% 3.8% 4.1% (1.0)% 5.7% 1.3% 3.2% 2.5% 2020 2021 2022 2023 2024 -5% 0% 5% 10% Key Market Economic Indicators 1.51% 3.88% 3.88% 4.57% 2.07% 5.39% 5.25% 5.83% 3.11% 6.42% 6.61% 6.85% 12/31/2021 12/31/2022 12/31/2023 12/31/2024 Top 10 States by UPB(7) State One Year Home Price Growth Rate Q4 2024 Share of Single-Family Conventional Guaranty Book CA 6.5% 19% TX 1.8% 8% FL 1.5% 6% NY 8.1% 4% WA 5.2% 4% CO 3.6% 3% NJ 10.6% 3% IL 8.6% 3% VA 7.4% 3% NC 4.9% 3% H om e P ric e G ro w th 10.2% 18.3% 7.8% 5.5% 5.8% 2020 2021 2022 2023 2024 0% 5% 10% 15% 20% Benchmark Interest Rates U.S. GDP Growth (Decline) Rate and Unemployment Rate(6) One Year Home Price Growth Rate Q4 2024(7) United States 5.8% Single-Family Home Price Growth Rate(7) Growth (decline) in GDP U.S. unemployment rate

2024 Financial Supplement 8© 2025 Fannie Mae DRAFT U P B (D ol la rs in b illi on s) $3,585 $3,896 $4,076 $4,107 $4,117 $384 $413 $441 $470 $500 $3,201 $3,483 $3,635 $3,637 $3,617 2020 2021 2022 2023 2024 $0 $1,000 $2,000 $3,000 $4,000 Guaranty Book of Business Highlights Outstanding Guaranty Book of Business at Period End Outstanding Guaranty Book of Business Covered by a CRT Transaction U P B (D ol la rs in b ill io ns ) $76 $69 $69 $948 $904 $237 $411 $451 $378 $273 $270 $1,435 $1,424 $684 $369 $381 2020 2021 2022 2023 2024 $0 $500 $1,000 Single-Family Home Purchases Multifamily Rental Units Single-Family Refinancings Market Liquidity Provided Total liquidity provided in 2024 was $381B Unpaid Principal Balance Units $270B 778K Single-Family Home Purchases $56B 204K Single-Family Refinancings $55B 420K Multifamily Rental Units U P B (D ol la rs in b illi on s) $1,056 $862 $1,219 $1,432 $1,471 $101 $112 $113 $138 $157 $955 $750 $1,106 $1,294 $1,314 2020 2021 2022 2023 2024 $0 $500 $1,000 $1,500 Outstanding UPB of single-family loans in a CRT transaction(10) Outstanding UPB of multifamily loans in a CRT transactionUPB outstanding of single-family conventional guaranty book of business(8) UPB outstanding of multifamily guaranty book of business(9)

2024 Financial Supplement 9© 2025 Fannie Mae DRAFTInterest Income and Liquidity Management Components of Net Interest Income Retained Mortgage Portfolio(14) Outstanding Debt of Fannie Mae(15) Corporate Liquidity Portfolio (D ol la rs in b illi on s) $24.9 $29.6 $29.4 $28.8 $28.7 $11.2 $14.2 $16.1 $16.2 $16.5 $2.7 $3.1 $3.3 $3.4 $3.4$9.1 $11.2 $7.1 $4.0 $3.3 $1.9 $1.1 $2.9 $5.2 $5.5 2020 2021 2022 2023 2024 $0 $10 $20 $30 Base guaranty fee income, net of TCCA(11) Net deferred guaranty fee income(12) Base guaranty fee income related to TCCA Net interest income from portfolios & hedge impact(13) (D ol la rs in b illi on s) $17.3 $14.3 $12.0 $11.4 $11.2 $23.4 $23.0 $29.6 $33.7 $38.3 $83.4 $81.1 $76.9 $76.6 $89.9 $124.1 $118.4 $118.5 $121.7 $139.4 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $50 $100 $150 (D ol la rs in b illi on s) $35.8 $12.5 $41.9 $38.1 $38.8 $30.7 $60.1 $27.7 $18.0 $16.0 $47.8 $47.6 $48.0 $60.1 $77.6 $114.3 $120.2 $117.6 $116.2 $132.4 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $50 $100 $150 U.S. Treasury securities Securities purchased under agreements to resell Cash and cash equivalents(16) Long-term debt, excluding portion maturing within one year Long-term debt maturing within one year Short-term debt (D ol la rs in b illi on s) $80.8 $50.7 $23.7 $34.9 $48.6 $56.3 $37.6 $38.5 $38.6 $40.2 $25.6 $20.9 $15.5 $9.7 $6.1 $162.7 $109.2 $77.7 $83.2 $94.9 2020 2021 2022 2023 2024 $0 $50 $100 $150 Lender liquidity Loss mitigation Other

2024 Financial Supplement 10© 2025 Fannie Mae DRAFTRegulatory Capital Rule and Illustrative Return on Required CET1 Total Risk-Based Regulatory Capital Ratio(17) Leverage Capital Ratio(17) Illustrative Return on Average Required CET1 13.9% 14.6% 10.4% 11.1% 1.5% 1.5% 2.0% 2.0% CET1 Additional Tier 1 Tier 2 3% 4% We have a regulatory capital rule that was issued and finalized by FHFA in 2020.(18) Prior to conservatorship, we only had statutory capital requirements. FHFA’s capital rule is similar to U.S. bank regulatory capital rules in that it establishes both leverage and risk-based minimum capital requirements, in addition to prescribed capital buffers. The Return on Average Required CET1 reflects our net income relative to our Common Equity Tier 1 (CET1) requirement, including buffers. Our net income reflects our current capitalization, in the respective periods, and does not include impacts of being fully capitalized. (D ol la rs in b ill io ns ) $140 $139 $141 $12.9 $17.4 $17.0 12.5% 12.0% 2022 2023 2024 $0 $20 $40 $60 $80 $100 $120 $140 $160 0% 2% 4% 6% 8% 10% 12% 14% CET1 Requirement Net Income Return on Average Required CET1(20) Tier 1 Leverage Ratio 9.2% Fannie Mae U.S. G-SIB Banks(19)Fannie Mae U.S. G-SIB Banks(19)

Common Equity Tier 1 (CET1) Capital Requirement

CET1 Capital Requirement (Including Buffers)[21]



$142B
$48B
$33B
$61B
10.4%
3.5%
2.4%
4.5%
11.1%
2.6%
4.0%
4.5%
Fannie Mae(17)
U.S. G-SIB Banks(17)
Minimum Requirement
Stress Capital Buffer
Stability Capital Buffer
G-SIB Bank Surcharge

Fannie Mae CET1 Capital Overview

- Our CET1 capital requirement (including buffers) is 10.4% of our risk-weighted assets, equivalent to $142 billion.
- Of the $142 billion, $61 billion represents our minimum capital requirement of 4.5% of our risk-weighted assets.
- Similar to U.S. G-SIB Banks, we are required to hold additional CET1 capital buffer amounts above our 4.5% minimum.
- Our buffers total $81 billion, or 57% of our total CET1 requirement:
    - Stress Capital Buffer: currently set at 0.75% of our adjusted total assets.
    - Stability Capital Buffer: determined by an annual calculation based on our market share of mortgage debt outstanding and our asset size.
        - For each percentage of market share above 5%, the buffer increases by 5 basis points of our adjusted total assets
    - Countercyclical Capital Buffer: currently set at 0.0% of our adjusted total assets.

© 2025 Fannie Mae

2024 Financial Supplement 11

Net Worth and Regulatory Capital Deficit

Growth in Net Worth[22]

We resumed retaining our earnings in 2019, resulting in $81.2 billion of net worth growth over the last five years.



(Dollars in billions)
$13.5
$81.2
$94.7
Net Worth
1/1/2020
Cumulative Net Income
2020 - 2024
Net Worth
12/31/2024

Progress Towards Regulatory Capital Requirements

We have a deficit of regulatory capital today primarily because the stated value of the senior preferred stock does not qualify as regulatory capital.[23] Over the past two years, we have built $37 billion[24] of available regulatory capital.



(Dollars in billions)
12/31/2022(25)
12/31/2024
$105
$109
Minimum Capital Requirement: Total Risk-Based Capital(26)
$(74)
+$37B
$(37)
Available Capital / (Deficit)
$(179)
$(146)
Minimum Capital Shortfall

We have materially grown our net worth and meaningfully reduced our regulatory capital deficit

© 2025 Fannie Mae

2024 Financial Supplement 12

© 2025 Fannie Mae DRAFT Single-Family Business

2024 Financial Supplement 14© 2025 Fannie Mae DRAFT Fannie Mae 27% Freddie Mac 28% Ginnie Mae 37% Private-label securities 8% U P B (D ol la rs in b illi on s) $3,638 $3,631 $3,625 $3,626 $3,622 47.2 47.4 47.6 47.7 47.9 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $1,000 $2,000 $3,000 $4,000 0 10 20 30 40 50 U P B (D ol la rs in b illi on s) $62 $53 $75 $80 $62 $8 $9 $11 $13 $23 54.3 54.8 51.9 54.1 56.3 $70 $62 $86 $93 $85 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $50 $100 Single-Family Highlights 2024 $14,430M Net income $24,130M Net interest income $938M Benefit (provision) for credit losses $1,745M Fair value gains (losses), net Single-Family Conventional Loan Acquisitions(8) Single-Family Conventional Guaranty Book of Business(8) 2024 Single-Family Mortgage-Related Securities Share of Issuances Highlights Refinance Purchase Average charged guaranty fee on new single-family conventional acquisitions, net of TCCA fees (bps)(27) Average single-family conventional guaranty book of business Average charged guaranty fee on single-family conventional guaranty book of business, net of TCCA fees (bps)(27) • Single-family conventional acquisition volume was $326.0 billion in 2024, compared with $316.0 billion in 2023. • Purchase acquisition volume, of which approximately half was for first-time homebuyers, decreased slightly to $269.9 billion in 2024 from $272.8 billion in 2023. • Refinance acquisition volume was $56.1 billion in 2024, an increase from $43.2 billion in 2023. • The average single-family conventional guaranty book of business decreased by $8.2 billion to $3,626.2 billion in 2024 compared with 2023, driven by loan paydowns and liquidations outpacing acquisitions in 2024. • The single-family serious delinquency rate increased to 0.56% as of December 31, 2024 from 0.55% as of December 31, 2023.

2024 Financial Supplement 15© 2025 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 30% 33% 62% 86% 83% 51% 43% 13% 4% 8% 19% 24% 25% 10% 9% 2020 2021 2022 2023 2024 0% 25% 50% 75% 100% W ei gh te d- Av er ag e FI C O C re di t S co re FIC O C redit S core < 680 760 756 747 755 758 4.0% 6.0% 8.0% 6.0% 5.0% 2020 2021 2022 2023 2024 0 200 400 600 800 0% 5% 10% 15% 20% 25% Credit Characteristics of Single-Family Conventional Loan Acquisitions Certain Credit Characteristics of Single-Family Conventional Loans by Acquisition Period 2024 Acquisition Credit Profile by Certain Loan Features Categories are not mutually exclusive Q4 2023 Full Year 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Full Year 2024 OLTV Ratio > 95% Home- Ready®(30) FICO Credit Score < 680(28) DTI Ratio > 43%(29) Total UPB (Dollars in billions) $70.1 $316.0 $62.3 $85.9 $93.1 $84.7 $326.0 $21.9 $22.0 $16.3 $118.6 Weighted-Average OLTV Ratio 78% 78% 78% 78% 77% 76% 77% 97% 85% 69% 79% OLTV Ratio > 95% 7% 6% 7% 7% 7% 6% 7% 100% 26% 2% 7% Weighted-Average FICO® Credit Score(28) 757 755 757 759 759 758 758 753 751 656 753 FICO Credit Score < 680(28) 5% 6% 5% 5% 5% 5% 5% 1% 5% 100% 6% DTI Ratio > 43%(29) 37% 36% 37% 37% 37% 35% 36% 38% 56% 40% 100% Fixed-rate 99% 99% 99% 99% 99% 100% 99% 100% 100% 100% 99% Primary Residence 92% 92% 92% 93% 93% 94% 93% 100% 100% 96% 94% HomeReady®(30) 5% 4% 6% 7% 7% 6% 7% 26% 100% 7% 10% W ei gh te d- Av er ag e O LT V R at io O LTV R atio > 95% 71% 69% 75% 78% 77% 2.0% 3.0% 5.0% 6.0% 7.0% 2020 2021 2022 2023 2024 0% 20% 40% 60% 80% 100% 0% 5% 10% 15% 20% 25% Origination Loan-to-Value Ratio FICO Credit Score(28) Acquisitions by Loan Purpose Weighted-Average OLTV Ratio % OLTV Ratio > 95% Weighted-Average FICO Credit Score % FICO Credit Score < 680 Cash-out Refinance Purchase Other Refinance

2024 Financial Supplement 16© 2025 Fannie Mae DRAFT S er io us D el in qu en cy R at e (% ) 2.87% 1.25% 0.65% 0.55% 0.56% 2020 2021 2022 2023 2024 0% 1% 2% 3% Certain Credit Characteristics of Single-Family Conventional Guaranty Book of Business by Origination Year and Loan Features(8)(31) As of December 31, 2024 Origination Year Certain Loan Features Categories are not mutually exclusive Overall Book 2008 & Earlier 2009-2019 2020 2021 2022 2023 2024 OLTV Ratio > 95% Home- Ready®(30) FICO Credit Score < 680(28) DTI Ratio > 43%(29) Total UPB (Dollars in billions) $3,617.3 $56.0 $751.0 $794.8 $1,006.8 $456.0 $265.4 $287.3 $182.7 $126.3 $266.8 $946.0 Average UPB $209,326 $74,511 $129,520 $234,583 $252,538 $284,116 $306,532 $324,662 $182,388 $183,343 $161,451 $236,309 Share of SF Conventional Guaranty Book 100% 1% 21% 22% 28% 13% 7% 8% 5% 3% 7% 26% Share of Loans with Credit Enhancement(32) 46% 8% 39% 29% 52% 65% 75% 39% 85% 78% 42% 52% Serious Delinquency Rate(33) 0.56% 1.76% 0.63% 0.30% 0.44% 0.89% 0.50% 0.11% 1.24% 1.06% 2.11% 0.87% Percentage of Seriously Delinquent Loans(34) 100% 14% 38% 10% 18% 15% 4% 1% 13% 8% 36% 36% Weighted-Average OLTV Ratio 73% 75% 75% 71% 70% 76% 79% 77% 101% 87% 74% 76% OLTV Ratio > 95% 5% 9% 8% 3% 3% 6% 7% 7% 100% 33% 6% 6% Weighted-Average Mark-to-Market LTV Ratio(35) 50% 28% 32% 44% 51% 65% 72% 76% 67% 65% 47% 55% Weighted-Average FICO Credit Score(28) 753 695 746 762 755 747 755 758 739 745 653 744 FICO Credit Score < 680(28) 7% 39% 11% 4% 6% 9% 5% 5% 9% 8% 100% 9% Credit Characteristics of Single-Family Conventional Guaranty Book of Business W ei gh te d- Av er ag e FI C O C re di t S co re FIC O C redit Score < 680 750 753 752 753 753 9.0% 8.1% 9.0% 8.0% 7.0% 2020 2021 2022 2023 2024 0 200 400 600 800 0% 5% 10% 15% 20% 25% W ei gh te d- Av er ag e M TM LT V R at io M TM LTV >100% 58% 54% 52% 51% 50% 0.1% 0.0%* 0.1% 0.1% 0.1% 2020 2021 2022 2023 2024 0% 10% 20% 30% 40% 50% 60% 70% 0% 1% 2% Mark-to-Market Loan-to-Value Ratio(35) FICO Credit Score(28) SDQ Rate(33) % MTMLTV Ratio > 100% Weighted-Average MTMLTV Ratio * Represents less than 0.05% of MTMLTV Ratio > 100% % FICO Credit Score < 680 Weighted-Average FICO Credit Score

2024 Financial Supplement 17© 2025 Fannie Mae DRAFT U P B (D ol la rs in b illi on s) $86 $82 $67 $63 $213 $121 $66 $206 $290 $58 $142 $322 $187 $120 $45 $73 $57 $338 $445 $182 $205 $535 $308 $186 2018 2019 2020 2021 2022 2023 2024 $0 $200 $400 $600 Single-Family Credit Risk Transfer U P B (D ol la rs in b illi on s) $1,294 $1,328 $1,349 $1,346 $1,314 36% 37% 37% 37% 36% Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $500 $1,000 $1,500 0% 10% 20% 30% 40% 2022 2023 2024 Credit Enhancement Outstanding UPB (Dollars in billions) Outstanding UPB % of Book(38) Outstanding Outstanding UPB % of Book(38) Outstanding Outstanding UPB % of Book(38) Outstanding Primary mortgage insurance and other(36) $754 21% $763 21% $761 21% Connecticut Avenue Securities(37) 726 20 843 24 850 23 Credit Insurance Risk Transfer(10) 323 9 399 11 419 12 Other 57 2 52 1 45 1 Less: loans covered by multiple credit enhancements (351) (10) (411) (12) (408) (11) Total single-family loans with credit enhancement $1,509 42% $1,646 45% $1,667 46% Single-Family Credit Risk Transfer Issuance by Period Single-Family Credit Risk Transfer Single-Family Loans with Credit Enhancement % Single-family conventional guaranty book of business in a CRT transaction Outstanding UPB of single-family loans in a CRT transaction(10) Lender risk-sharing Connecticut Avenue Securities Credit Insurance Risk Transfer

2024 Financial Supplement 18© 2025 Fannie Mae DRAFT U P B (D ol la rs in b illi on s) N um ber of Loan W orkouts $5.3 $8.4 $16.6 $7.3 $9.5 $56.0 $62.1 $18.4 $11.2 $11.4 299.2K 342.7K 167.3K 85.0K 91.8K 2020 2021 2022 2023 2024 $0 $20 $40 $60 $80 $100 0K 50K 100K 150K 200K 250K 300K R E O E nd in g In ve nt or y (U ni ts in th ou sa nd s) 8 7 9 8 6 2020 2021 2022 2023 2024 0 5 10 Single-Family Problem Loan Statistics State Serious Delinquency Rate(33) Average Months to Foreclosure(39) CA 0.41% 19 TX 0.73% 20 FL 0.96% 45 NY 0.79% 67 WA 0.39% 25 CO 0.39% 16 NJ 0.55% 43 IL 0.69% 28 VA 0.38% 35 NC 0.53% 28 Single-Family Serious Delinquency Rate by State as of December 31, 2024(33) Top 10 States by UPB Single-Family Loan Workouts(40) Single-Family REO Ending Inventory Less than 0.50% 0.76% to 0.99% 0.50% to 0.75% 1.00% and above Other(41) Total Loan Workouts Modifications Payment Deferrals $35.3 $71.4 State SDQ Rate: $19.0 $21.7 $62.9

2024 Financial Supplement 19© 2025 Fannie Mae DRAFT Time Since Beginning of Origination Year 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Yr1 Yr2 Yr3 Yr4 Yr5 Yr6 Yr7 Yr8 Yr9 Yr10 Yr11 Yr12 Yr13 Yr14 Yr 15 Yr 16 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% Single-Family Cumulative Default Rates Cumulative Default Rates of Single-Family Conventional Guaranty Book of Business by Origination Year(42) * The chart excludes loans originated prior to 2009 as they represent only 1% of the single-family conventional guaranty book of business as of December 31, 2024. 2009 2010 2013 2012 2011 2014 2015

© 2025 Fannie Mae DRAFT Multifamily Business

2024 Financial Supplement 21© 2025 Fannie Mae DRAFT U P B (D ol la rs in b illi on s) $470.4 $476.9 $480.1 $485.6 $499.7 76.1 75.8 75.5 75.1 74.4 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $150 $300 $450 0 25 50 75 U P B (D ol la rs in b illi on s) $11.2 $10.1 $9.3 $13.2 $22.5 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $5 $10 $15 $20 Multifamily Highlights 2024 $2,548M Net income $4,618M Net interest income $(752)M Benefit (provision) for credit losses $328M Change in expected credit enhancement recoveries Multifamily New Business Volume Multifamily Guaranty Book of Business(9) Multifamily Credit Risk Transfer Highlights U P B (D ol la rs in b illi on s) $48.5 $48.3 $48.2 $56.7 $56.1 $89.5 $100.3 $99.2 $102.9 $101.2 29% 31% 31% 33% 31% $138.0 $148.6 $147.4 $159.6 $157.3 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 $0 $25 $50 $75 $100 $125 $150 10% 20% 30% 40% Average charged guaranty fee on multifamily guaranty book of business (in bps) at period end UPB outstanding of multifamily guaranty book of business at period end UPB outstanding of multifamily loans in a Multifamily Connecticut Avenue SecuritiesTM transaction % Multifamily guaranty book in a Multifamily CRT transaction UPB outstanding of multifamily loans in a Multifamily CIRT transaction • New multifamily business volume was $55.1 billion in 2024, compared with $52.9 billion in 2023. • The multifamily guaranty book of business grew by 6% in 2024 to $499.7 billion, driven by the company's acquisitions combined with low prepayment volumes due to the high interest rate environment. • The average charged guaranty fee on the multifamily guaranty book declined in 2024 to 74.4 basis points as of December 31, 2024, due to lower average charged fees on the company's 2024 acquisitions as compared with the existing loans in the multifamily guaranty book of business. • The multifamily serious delinquency rate increased to 0.57% as of December 31, 2024, compared with 0.46% as of December 31, 2023.

2024 Financial Supplement 22© 2025 Fannie Mae DRAFT S ha re o f A cq ui si tio ns 93% 89% 78% 99% 100% 7% 11% 22% 2020 2021 2022 2023 2024 0% 20% 40% 60% 80% 100% Credit Characteristics of Multifamily Loan Acquisitions Certain Credit Characteristics of Multifamily Loans by Acquisition Period Categories are not mutually exclusive 2020 2021 2022 2023 2024 Total UPB (Dollars in billions) $76.0 $69.5 $69.2 $52.9 $55.1 Weighted-Average OLTV Ratio 64% 65% 59% 59% 62% Loan Count 5,051 4,203 3,572 2,812 2,602 % Lender Recourse(43) 99% 100% 100% 100% 99% % DUS(44) 99% 99% 99% 99% 99% % Full Interest-Only 38% 40% 53% 63% 61% Weighted-Average OLTV Ratio on Full Interest-Only Acquisitions 58% 59% 56% 57% 59% Weighted-Average OLTV Ratio on Non-Full Interest-Only Acquisitions 68% 68% 63% 63% 66% % Partial Interest-Only(45) 50% 50% 39% 32% 31% S ha re o f A cq ui si tio ns 29% 27% 14% 6% 11% 70% 72% 86% 93% 89% 2020 2021 2022 2023 2024 0% 20% 40% 60% 80% 100% $3.2B $2.2B $2.9B $2.0B $1.8B $1.6B $1.5B $1.4B $1.3B $1.2B Share of Acquisitions: 34.6% Total Top 10 UPB: $19.1B Origination Loan-to-Value Ratio Top 10 MSAs by 2024 Acquisition UPB Acquisitions by Note Type % OLTV ratio less than or equal to 70% % OLTV ratio greater than 70% and less than or equal to 80% % OLTV ratio greater than 80% Fixed-rate Variable-rate Dallas Atlanta San Francisco Miami Washington DC Seattle Denver New York Los Angeles Phoenix

2024 Financial Supplement 23© 2025 Fannie Mae DRAFT Certain Credit Characteristics of Multifamily Guaranty Book of Business by Acquisition Year, Asset Class, or Targeted Affordable Segment(9) As of December 31, 2024 Acquisition Year Asset Class or Targeted Affordable Segment Categories are not mutually exclusive Overall Book 2016 & Earlier 2017-2020 2021 2022 2023 2024 Conventional /Co-op(50) Seniors Housing(50) Student Housing(50) Manufactured Housing(50) Affordable(51) Total UPB (Dollars in billions) $499.7 $51.8 $209.4 $64.9 $65.9 $52.6 $55.1 $449.9 $14.6 $13.2 $22.0 $60.6 % of Multifamily Guaranty Book 100% 10% 42% 13% 13% 11% 11% 90% 3% 3% 4% 12% Loan Count 29,651 4,907 11,995 3,912 3,447 2,787 2,603 26,662 513 510 1,966 4,071 Average UPB (Dollars in millions) $16.9 $10.6 $17.5 $16.6 $19.1 $18.8 $21.2 $16.9 $28.4 $26.0 $11.2 $14.9 Weighted-Average OLTV Ratio 63% 66% 65% 64% 59% 59% 62% 63% 64% 65% 61% 67% Weighted-Average DSCR(46) 2.0 2.0 2.2 2.3 1.6 1.6 1.6 2.0 1.5 1.8 2.2 1.8 % with DSCR Below 1.0(46) 6% 6% 5% 4% 14% 3% * 5% 26% 7% 2% 8% % Fixed Rate 93% 86% 95% 93% 81% 99% 100% 94% 76% 84% 94% 89% % Full Interest-Only 45% 30% 37% 41% 54% 63% 62% 46% 22% 35% 41% 29% % Partial Interest-Only(45) 44% 45% 51% 50% 39% 32% 31% 43% 60% 59% 47% 45% % Small Balance Loans(47) 47% 67% 45% 44% 38% 40% 34% 46% 21% 36% 66% 52% Serious Delinquency Rate(48) 0.57% 0.97% 0.41% 0.36% 1.33% 0.73% 0.01% 0.48% 4.21% 0.37% 0.13% 0.36% % Criticized(49) 7% 8% 6% 5% 15% 6% 1% 6% 30% 8% 2% 9% * represents less than 0.5% Credit Characteristics of Multifamily Guaranty Book of Business $40.8B $29.2B $21.6B $20.0B $14.6B $13.3B $12.9B $12.9B $12.4B $12.0B Share of Book of Business: 38.0% Total Top 10 UPB: $189.7B $13.6B $30.2B $30.7B $54.8B $206.8B $128.3B $35.3B Total UPB: $499.7B UPB by Maturity Year As of December 31, 2024(9) Top 10 MSAs by UPB As of December 31, 2024(9) Certain Credit Characteristics of Guaranty Book(9) New York Dallas Chicago Denver Los Angeles Atlanta Phoenix Washington D.C. Seattle San Francisco 2025 2027 2029 - 2031 2026 2028 2032 - 2034 Other W ei gh te d- Av er ag e D S C R W eighted-Average O LTV R atio 2.0 2.1 2.2 2.0 2.0 66% 65% 64% 63% 63% 2020 2021 2022 2023 2024 0.0 1.0 2.0 0% 10% 20% 30% 40% 50% 60% 70% Weighted-Average DSCR(46) Weighted-Average OLTV Ratio

2024 Financial Supplement 24© 2025 Fannie Mae DRAFT S er io us D el in qu en cy R at e P ercent C riticized 0.63% 0.71% 0.59% 0.24% 0.10% 0.05% 0.07% 0.05% 0.11% 0.06% 0.04% 0.98% 0.42% 0.24% 0.46% 0.57% 30% 27% 23% 12% 5% 4% 3% 2% 2% 3% 2% 3% 5% 6% 7% 7% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0.0% 0.3% 0.6% 0.9% 1.2% —% 10% 20% 30% Multifamily Problem Loan Statistics C re di t L os s R at e .3% 0.1% —%* —% * 0.1% 1.2% 0.2% 0.1% 0.2% 0.1% 0.1% 0.1% —% * 0.2% 0.1% —%* 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0% 1% Serious Delinquency Rate(48) and Percent Criticized(49) as of Period End Cumulative Total Credit Loss Rate, Net by Acquisition Year Through Q4 2024(52) * Represents less than 0.05% of cumulative total credit loss rate, net by acquisition year R ea l E st at e O w ne d (N um be r o f P ro pe rti es ) 83 222 260 128 118 62 12 13 11 16 12 14 31 28 61 139 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0 50 100 150 200 250 300 REO Ending Inventory Serious Delinquency Rate Percent Criticized

© 2025 Fannie Mae DRAFT Endnotes

2024 Financial Supplement 26© 2025 Fannie Mae DRAFT Endnotes (1) Consists of (1) salaries and employee benefits, and (2) professional services, technology and occupancy expenses. (2) Single-family credit enhancement expense consists of costs associated with the company's freestanding credit enhancements, which primarily include the company's Connecticut Avenue Securities® and Credit Insurance Risk TransferTM programs, enterprise-paid mortgage insurance and certain lender risk-sharing programs. Multifamily credit enhancement expense primarily consists of costs associated with the company's Multifamily CIRTTM and Multifamily CAS programs as well as amortization expense for certain lender risk-sharing programs. Excludes CAS transactions accounted for as debt instruments and credit risk transfer programs accounted for as derivative instruments. (3) Other expenses, net are comprised of debt extinguishment gains and losses, expenses associated with legal claims, foreclosed property income (expense), gains and losses from partnership investments, loan subservicing costs, and servicer fees paid in connection with certain loss mitigation activities. (4) Calculated based upon net worth divided by total assets outstanding at the end of the period. (5) Refers to the U.S. weekly average fixed-rate mortgage rate according to Freddie Mac's Primary Mortgage Market Survey®. These rates are reported using the latest available data for a given period. (6) U.S. Gross Domestic Product ("GDP") annual growth (decline) rates are based on the annual "percentage change from fourth quarter to fourth quarter one year ago" calculated by the Bureau of Economic Analysis and are subject to revision. (7) Home price estimates are based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of December 2024. Including subsequent data may lead to materially different results. Home price growth rate is not seasonally adjusted. UPB estimates are based on data available through the end of December 2024, and the top 10 states are reported by UPB in descending order. One-year home price growth rate is for the 12-month period ending December 31, 2024. (8) Single-family conventional loan population consists of: (a) single-family conventional mortgage loans of Fannie Mae and (b) single-family conventional mortgage loans underlying Fannie Mae MBS other than loans underlying Freddie Mac securities that Fannie Mae has resecuritized. It excludes non-Fannie Mae single-family mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. Conventional refers to mortgage loans and mortgage-related securities that are not guaranteed or insured, in whole or in part, by the U.S. government or one of its agencies. (9) The multifamily guaranty book of business consists of: (a) multifamily mortgage loans of Fannie Mae; (b) multifamily mortgage loans underlying Fannie Mae MBS; and (c) other credit enhancements that the company provided on multifamily mortgage assets. It excludes non-Fannie Mae multifamily mortgage-related securities held in the retained mortgage portfolio for which Fannie Mae does not provide a guaranty. (10) Includes mortgage pool insurance transactions. (11) Base guaranty fee income, net of TCCA, is interest income from the guaranty book of business excluding the impact of a 10 basis point guaranty fee increase implemented in 2012 pursuant to the Temporary Payroll Tax Cut Continuation Act of 2011 and as extended by the Infrastructure Investment and Jobs Act, the incremental revenue from which is paid to Treasury and not retained by the company. (12) "Deferred guaranty fee income" refers to income primarily from the upfront fees that the company receives at the time of loan acquisition related to single-family loan-level price adjustments or other fees the company receives from lenders, which are amortized over the contractual life of the loan. Deferred guaranty fee income also includes the amortization of cost basis adjustments on mortgage loans and debt of consolidated trusts that are not associated with upfront fees. (13) Net interest income from portfolios consists of: interest income from assets held in the company's retained mortgage portfolio and corporate liquidity portfolio; interest income from other assets used to support lender liquidity; and interest expense on the company's outstanding corporate debt and Connecticut Avenue Securities® debt. For purposes of this Financial Supplement chart, income (expense) from hedge accounting is included in the "net interest income from portfolios & hedge impact" category; however, the company does not consider income (expense) from hedge accounting to be a component of net interest income from portfolios. The company had $840 million in hedge accounting expense in 2024.

2024 Financial Supplement 27© 2025 Fannie Mae DRAFT Endnotes (14) Retained mortgage portfolio refers to the mortgage-related assets the company owns (excluding the portion of assets that back mortgage-related securities owned by third parties). We classify our retained mortgage portfolio into three categories: lender liquidity, loss mitigation and other, which categories are described in the company's 2024 Form 10-K. (15) Outstanding debt balance consists of the unpaid principal balance, premiums and discounts, fair value adjustments, hedge-related basis adjustments and other cost basis adjustments. (16) Cash equivalents are composed of overnight reverse repurchase agreements and U.S. Treasuries that have a maturity at the date of acquisition of three months or less. (17) Fannie Mae information is as of 12/31/2024. U.S. G-SIB Banks represent the applicable capital requirements that are effective October 2024. Ratios are calculated as a percentage of risk-weighted assets for risk-based capital metrics and as a percentage of adjusted total assets for leverage capital metrics. The U.S. G-SIB Banks leverage ratio represents the minimum regulatory tier 1 leverage ratio. Fannie Mae tier 1 leverage ratio includes capital buffers. Tier 1 leverage ratio under the enterprise regulatory capital framework is calculated as required tier 1 capital divided by adjusted total assets. (18) While the company is in conservatorship, the company is not required to comply with the minimum capital or buffer requirements. (19) U.S. G-SIB Banks refers to United States global systemically important banks, as defined by the Financial Stability Board, which as of November 2024 consisted of Bank of America Corp., Bank of New York Mellon Corp., Citigroup Inc., Goldman Sachs Group Inc., JPMorgan Chase & Co., Morgan Stanley, State Street Corp., and Wells Fargo & Co. U.S. G-SIB Bank capital metrics represent the average of those banks capital requirements post-2024 stress test as outlined by the Federal Reserve. See https://www.federalreserve.gov/ publications/files/large-bank-capital-requirements-20240828.pdf (20) CET1 requirement as presented represents our average CET1 capital requirement under the enterprise regulatory capital framework for the applicable periods (which is not currently in effect while we are in conservatorship) and not the amount of our actual average CET1 capital for the reported periods. Average required CET1 for 2022 represents the average of the Q1 2022 and Q4 2022 required CET1 as reported in our Form 10-Q and 10-K. (21) Fannie Mae information is as of 12/31/2024. U.S. G-SIB Banks represent the applicable capital requirements that are effective October 2024. (22) Net worth is also reported as stockholders' equity on our GAAP financial statements. (23) Stated value of the senior preferred stock was $120.8 billion as of December 31, 2024. (24) The $37 billion of available regulatory capital the company built in the last two years consists of the sum of: net income we earned and the amount by which our deferred tax asset changed. (25) The enterprise regulatory capital framework became effective on January 1, 2022, and has a transition period for compliance, as described in the company's 2024 Form 10-K. (26) Minimum capital requirement does not include buffers.

2024 Financial Supplement 28© 2025 Fannie Mae DRAFT Endnotes (27) Represents, on an annualized basis, the sum of the base guaranty fees charged during the period for the company's single-family conventional guaranty arrangements plus the recognition of any upfront cash payments relating to these guaranty arrangements based on an estimated average life at the time of acquisition. Excludes the impact of a 10 basis point guaranty fee increase implemented pursuant to the TCCA, the incremental revenue from which is paid to Treasury and not retained by the company. (28) FICO credit score is as of loan origination, as reported by the seller of the mortgage loan. (29) Excludes loans for which this information is not readily available. From time to time, the company revises its guidelines for determining a borrower's DTI ratio. The amount of income reported by a borrower and used to qualify for a mortgage may not represent the borrower's total income; therefore, the DTI ratios reported may be higher than borrowers' actual DTI ratios. (30) Refers to HomeReady® mortgage loans, a low down payment mortgage product offered by the company that is designed for creditworthy low-income borrowers. HomeReady allows up to 97% loan-to-value ratio financing for home purchases. The company offers additional low down payment mortgage products that are not HomeReady loans; therefore, this category is not representative of all high LTV ratio single-family loans acquired or in the single-family conventional guaranty book of business for the periods shown. See the "OLTV Ratio > 95%" category for information on the single-family loans acquired or in the single-family conventional guaranty book of business with origination LTV ratios greater than 95%. (31) Calculated based on the aggregate unpaid principal balance of single-family loans for each category divided by the aggregate unpaid principal balance of loans in the single-family conventional guaranty book of business. Loans with multiple product features are included in all applicable categories. (32) Percentage of loans in the single-family conventional guaranty book of business, measured by unpaid principal balance, included in an agreement used to reduce credit risk by requiring collateral, letters of credit, mortgage insurance, corporate guarantees, inclusion in a credit risk transfer transaction reference pool, or other agreement that provides for Fannie Mae's compensation to some degree in the event of a financial loss relating to the loan. (33) Single-family SDQ rate refers to single-family loans that are 90 days or more past due or in the foreclosure process, expressed as a percentage of the company’s single-family conventional guaranty book of business, based on loan count. Single-family SDQ rate for loans in a particular category refers to SDQ loans in the applicable category, divided by the number of loans in the single-family conventional guaranty book of business in that category. (34) Calculated based on the number of single-family loans that were seriously delinquent for each category divided by the total number of single-family conventional loans that were seriously delinquent. (35) The average estimated mark-to-market LTV ratio is based on the unpaid principal balance of the loan divided by the estimated current value of the property at period end, which the company calculates using an internal valuation model that estimates periodic changes in home value. Excludes loans for which this information is not readily available. (36) Refers to loans included in an agreement used to reduce credit risk by requiring primary mortgage insurance, collateral, letters of credit, corporate guarantees, or other agreements to provide an entity with some assurance that it will be compensated to some degree in the event of a financial loss. Excludes loans covered by credit risk transfer transactions unless such loans are also covered by primary mortgage insurance. (37) Outstanding unpaid principal balance represents the underlying loan balance, which is different from the reference pool balance for CAS and some lender risk-sharing transactions. (38) Based on the unpaid principal balance of the single-family conventional guaranty book of business as of period end. (39) Measured from the borrowers' last paid installment on their mortgages to when the related properties were added to the company's REO inventory for foreclosures completed during the twelve months ended December 31, 2024. Home Equity Conversion Mortgages insured by the Department of Housing and Urban Development are excluded from this calculation.

2024 Financial Supplement 29© 2025 Fannie Mae DRAFT Endnotes (40) This chart does not include loans in an active forbearance arrangement, trial modifications, and repayment plans that have been initiated but not completed. There were approximately 19,300 loans in a trial modification period that was not complete as of December 31, 2024. (41) Includes repayment plans and foreclosure alternatives. Repayment plans reflect only those plans associated with loans that were 60 days or more delinquent. (42) Defaults include loan foreclosures, short sales, sales to third parties at the time of foreclosure and deeds-in-lieu of foreclosure. Cumulative Default Rate is the total number of single- family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year. Data as of December 31, 2024 is not necessarily indicative of the ultimate performance of the loans and performance may change, perhaps materially, in future periods. (43) Represents the percentage of loans with lender risk-sharing agreements in place, measured by unpaid principal balance. (44) Under the Delegated Underwriting and Servicing ("DUS") program, Fannie Mae acquires individual, newly originated mortgages from specially approved DUS lenders using DUS underwriting standards and/or DUS loan documents. Because DUS lenders generally share the risk of loss with Fannie Mae, they are able to originate, underwrite, close and service most loans without a pre-review by the company. (45) Includes any loan that was underwritten with an interest-only term less than the term of the loan, regardless of whether it is currently in its interest-only period. (46) Estimates of current DSCRs are based on the latest available income information covering a 12 month period, from quarterly and annual statements for these properties including the related debt service. When an annual statement is the latest statement available, it is used. When operating statement information is not available, the underwritten DSCR is used. Co-op loans are excluded from this metric. (47) Small balance loans refer to multifamily loans with an original unpaid principal balance of up to $9 million. Small balance loans are included within the asset class categories referenced above. We present this metric in the table based on loan count rather than unpaid principal balance. Small balance loans comprised 10%, 11% and 11% of our multifamily guaranty book of business as of December 31, 2024, December 31, 2023 and December 31, 2022, respectively, based on unpaid principal balance of the loan. (48) Multifamily serious delinquency rate refers to multifamily loans that are 60 days or more past due, expressed as a percentage of the company’s multifamily guaranty book of business, based on unpaid principal balance. Multifamily serious delinquency rate for loans in a particular category (such as acquisition year, asset class or targeted affordable segment), refers to seriously delinquent loans in the applicable category, divided by the unpaid principal balance of the loans in the multifamily guaranty book of business in that category. (49) Criticized loans represent loans classified as "Special Mention," "Substandard" or "Doubtful." Loans classified as "Special Mention" refers to loans that are otherwise performing but have potential weaknesses that, if left uncorrected, may result in deterioration in the borrower’s ability to repay in full. Loans classified as "Substandard" have a well-defined weakness that jeopardizes the timely full repayment. "Doubtful" refers to a loan with a weakness that makes collection or liquidation in full highly questionable and improbable based on existing conditions and values. (50) See https://multifamily.fanniemae.com/financing-options for definitions. Loans with multiple product features are included in all applicable categories. (51) Represents Multifamily Affordable Housing loans, which are defined as financing for properties that are under an agreement that provides long-term affordability, such as properties with rent subsidies or income restrictions. (52) Cumulative net credit loss rate is the cumulative net credit losses through December 31, 2024 on the multifamily loans that were acquired in the applicable period, as a percentage of the total acquired unpaid principal balance of multifamily loans that were acquired in the applicable period. Net credit losses include expected benefit of freestanding loss-sharing arrangements, primarily multifamily DUS lender risk-sharing transactions. Credit loss rate for 2014 acquisitions was primarily driven by the write-off of a seniors housing portfolio in Q1 2023.

2024 Financial Supplement 30© 2025 Fannie Mae DRAFT Endnotes (53) Consists of the company's allowance for loan losses, allowance for accrued interest receivable and reserve for guaranty losses. (54) Calculated based on single-family conventional guaranty book of business. (55) Our multifamily credit loss reserves exclude the expected benefit of freestanding credit enhancements on multifamily loans, which are recorded in "Other assets" in our consolidated balance sheets. (56) Calculated based on net income for the reporting period divided by average total assets during the period, expressed as a percentage. Average balances for purposes of ratio calculations is based on quarter-end balances. (57) Efficiency ratio is calculated as non-interest expense divided by the sum of net interest income and non-interest income. As presented in the Selected Financial Data slide of this Financial Supplement, non-interest income consists of the sum of “Fee and other income,” “Investment gains (losses), net” and “Fair value gains (losses), net.”